UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16725	42-1520346
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(Zip Code)

(515) 247-5111

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As disclosed in Principal Financial Group, Inc.’s Current Report on Form 8-K filed on October 9, 2012 (the “October 9th 8-K”), Principal Financial Services, Inc. (“Principal Financial Services”) entered into a Sale and Purchase Promise Agreement (the “SPA”) on October 5, 2012, with Empresas Penta S.A., a Chilean private corporation (“Penta”), and Inversiones Banpenta Limitada, a Chilean limited liability company (together with Penta, the “Sellers”). Pursuant to the SPA, and subject to the conditions set forth therein, (i) Principal Financial Services has agreed to cause a wholly-owned subsidiary to launch a tender offer (the “Offer”) for up to 100% of the common voting shares (“shares”) of Administradora de Fondos de Pensiones Cuprum S.A., a Chilean public corporation (“Cuprum”), and (ii) the Sellers have agreed to tender all of the shares of Cuprum owned by the Sellers, representing approximately 63.44% of Cuprum’s total outstanding shares, into the Offer. The closing of the Offer is subject to (i) the absence of a judicial resolution issued by a competent court or government authority that prohibits the closing from occurring (such condition, the “Governmental Resolution Condition”), (ii) receipt of the approval of the Chilean regulatory agency for pension funds (Superintendencia de Pensiones) (the “SP Approval”) and (iii) other customary conditions to closing, including the granting of an irrevocable commercial power of attorney by the Sellers, pursuant to which each of the Sellers will agree to accept the Offer with respect to its shares of Cuprum.

Reference is made to the October 9th 8-K for a description of the terms and conditions of the SPA. The SPA is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 8.01.  Other Events.

The following information is being added to the disclosures in Principal Financial Group, Inc.’s Registration Statement on Form S-3 (File No. 333-174438) in substantially the form included in the prospectus supplement Principal Financial Group, Inc. filed on the date hereof.

Risk Factors

The risk factors listed below should be read in conjunction with the risk factors disclosed in Principal Financial Group, Inc.’s Current Report on Form 8-K filed on September 5, 2012.  Unless otherwise indicated, or the context otherwise requires, references to “we,” “us” and “our” or similar terms are to Principal Financial Group, Inc. and its subsidiaries.

Financial services regulatory reform may reduce our profitability, impact how we do business or limit our ability to engage in certain capital expenditures.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act” or “Dodd-Frank”) became law. The Dodd-Frank Act makes extensive changes to the laws regulating financial services firms and requires various federal agencies to adopt a broad range of new implementation rules and regulations. The federal agencies were given significant discretion in drafting the implementation rules and regulations, and consequently, many of the details and much of the impact of the Dodd-Frank Act will not be known for many months or years. In addition, the legislation mandates multiple studies and reports for Congress, which could result in additional legislative or regulatory action.

In July 2011, we became subject to oversight from and examination by the Federal Reserve and, therefore, various banking, capital and liquidity requirements may apply to us, due to our wholly-owned full-service federal savings bank subsidiary. Due to our ownership of our federal savings bank subsidiary, we are classified under federal banking law as a savings and loan holding company (“SLHC”). The Federal Reserve has adopted a procedure for deregistration as a SLHC for companies seeking to avail themselves of an exemption included within Dodd-Frank. We intend to submit an application to the Federal Reserve to deregister as a SLHC. For our application to be successful, our federal savings bank will need to agree to limit its activities to only those permitted for a limited purpose trust institution. Deregistration from SLHC status will exempt us from capital requirements the Federal Reserve promulgates for SLHCs. There can be no assurance our application will be successful. We anticipate that this process will take approximately one year.

Nonetheless, even if we are successful in deregistering as a SLHC, it is possible (although we currently believe unlikely) that we could be designated as a “Nonbank Systemically Important Financial Institution” by the Financial Stability Oversight Council (“FSOC”). Being so designated would subject us to enhanced oversight and prudential standards by the Federal Reserve, beyond those applicable to our competitors not so designated.

As to derivatives activities, while the initial regulations indicate that we will not fall within the definition of a “Major Swap Participant” (“MSP”), it is possible that changes in the final rules could alter this interpretation. Designation as an MSP will result in more oversight of derivative transactions under the separate jurisdictions of the SEC and the Commodities Futures Trading Commission. This includes swaps traded through either regulated exchanges or approved clearinghouses, and requires additional collateral to support derivatives transactions.

The changes resulting from the Dodd-Frank Act and the yet to be finalized implementation rules and regulations, as well as discretionary actions by the Federal Reserve and FSOC, may lower the profitability of our business activities, require changes to certain of our business practices or otherwise adversely affect our business.

We may not complete the acquisition of Cuprum within the time frame we anticipate or at all, which could have a negative effect on our business or our results of operations.

The Cuprum acquisition is subject to a number of closing conditions, including, but not limited to, the receipt of SP Approval and the meeting of the Governmental Resolution Condition, which may not be received or may take longer than we expect. The acquisition is subject to other risks and uncertainties, such as the possibility that Cuprum could receive an unsolicited proposal from a third party or that either Principal Financial Services or the Sellers could exercise their respective termination rights. Failure to complete the acquisition would, and any delay in completing the acquisition could, prevent us from realizing the benefits that we expect from the Cuprum acquisition.

If we successfully acquire Cuprum, the acquired business may underperform relative to our expectations.

If the Cuprum acquisition is consummated, Cuprum may underperform, causing our financial results to differ from our own or the investment community’s expectations. The success of the acquisition will depend, in part, on our ability to successfully integrate, operate and manage the future growth of Cuprum. It is possible that Cuprum may be adversely affected by regulatory, political, economic, business or competitive factors before or after the closing of the acquisition. Such a change could prevent us from realizing the benefits that we expect from the acquisition.

Our increased debt obligations as a result of the Cuprum acquisition could have negative consequences.

Our increased debt obligations as a result of our anticipated debt financing to fund a portion of the consideration for the Cuprum acquisition could have negative consequences, including:

•                                          Making us more vulnerable to general adverse economic and industry conditions;

•                                          Requiring us to dedicate increased cash flow from operations to the payment of principal and interest on our debt, thereby reducing the funds we have available for other purposes;

•                                          Reducing our ability to execute on our strategy and reducing our flexibility in planning for or reacting to changes in our business and market conditions; and

•                                          Limiting our access to capital markets such that additional capital may not be available or may only be available on unfavorable terms.

We may not realize the expected benefits of the Cuprum acquisition.

The success of the Cuprum acquisition will in part depend on our ability to successfully integrate and operate Cuprum in conjunction with our existing businesses. The process of assuming control of, integrating and operating Cuprum may be complex, costly and time-consuming. The potential difficulties of integrating and assuming control of the operations of Cuprum include, among others:

•                                          Implementing our business plan for our complementary businesses;

•                                          Unanticipated issues in integrating logistics, information, communications and other systems;

•                                          Retaining key employees of Cuprum;

•                                          Changes in applicable laws and regulations or conditions imposed by regulators;

•                                          Operating risks inherent in Cuprum’s business;

•                                          Retaining and growing Cuprum’s customers; and

•                                          Realizing revenue and expense synergies.

In addition, we expect to continue to incur significant costs in connection with the Cuprum acquisition and the related operation of the Cuprum business. The Cuprum acquisition may also divert our or Cuprum’s management’s attention from other business concerns, which could have a negative effect on either our or Cuprum’s business, results of operations and financial condition.

The obligations and liabilities of Cuprum, some of which may be unanticipated or unknown, may be greater than we have anticipated, which may diminish the value of Cuprum to us.

Cuprum’s obligations and liabilities, some of which may not have been disclosed to us or may not be reflected or reserved for in Cuprum’s historical financial statements, may be greater than we have anticipated. The obligations and liabilities of Cuprum could have a material adverse effect on Cuprum’s business or Cuprum’s value to us or on our business, financial condition or results of operations. We have only limited indemnification from the Sellers under the SPA with respect to obligations or liabilities of Cuprum, whether known or unknown.

The acquisition of Cuprum increases our exposure in Chile and our overall exposure to international operations.

The growth and profitability of Cuprum depend on the level of economic activity in Chile. The Chilean economy has been influenced, to varying degrees, by economic conditions in other emerging market countries, including China.  Economic conditions in Chile and other emerging market countries could have an adverse effect on Cuprum’s and our business, results of operations and financial condition. In addition, the acquisition of Cuprum will increase our overall exposure to risks related to international operations.

There can be no assurance that the Chilean economy will continue to grow in the future or that future developments in or affecting the Chilean economy will not have a material adverse effect on Cuprum’s business, results of operations or financial condition; nor can we assure you that future developments in or affecting the Chilean economy will not impair our ability to proceed with our business plan or have a material adverse effect on us. Cuprum is also subject to comprehensive regulation and supervision from governmental authorities in Chile. New interpretations of existing laws and regulations or the adoption of new laws and regulations may harm Cuprum’s business and reduce its profitability.

The Cuprum acquisition will increase our exposure to fluctuations in Chilean currency exchange rates, which affects the translation of local operating results into our consolidated financial statements and could reduce our profitability.

Redemption of 7.875% Senior Notes due May 15, 2014

We intend to redeem $400 million aggregate principal amount outstanding of our 7.875% Senior Notes due May 15, 2014 (the “2014 Notes”) by the end of the first quarter of 2013 using available cash, principally comprising net proceeds from our September 2012 offering of senior notes. This report does not constitute a notice of redemption under the indenture governing the 2014 Notes nor an offer to tender for, or purchase, any 2014 Notes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Sale and Purchase Promise Agreement, dated October 5, 2012, among Principal Financial Services, Inc., Empresas Penta S.A. and Inversiones Banpenta Limitada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principal Financial Group, Inc.

	By:	/s/ Terrance J. Lillis
	Name:	Terrance J. Lillis
	Title:	Senior Vice President and Chief Financial Officer

Date: November 13, 2012